SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               RIMAGE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                               RIMAGE CORPORATION
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                                 (612) 944-8144

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 10, 2000

                              --------------------



TO THE SHAREHOLDERS OF
RIMAGE CORPORATION:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rimage Corporation, a Minnesota corporation, will be held on Wednesday, May 10, 2000, at 3:30 p.m. (Minneapolis time), at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, for the following purposes:

         1.       To elect six directors of the Company for the coming year.

         2. To amend the Rimage 1992 Stock Option Plan (i) to increase the number of shares reserved for issuance thereunder by 375,000,
                  (ii) to extend the termination of the Plan to May 10, 2010, and (iii) to place limitations on the number of shares granted under the plan to any person in any fiscal year designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended.

         3. To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000.

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of Rimage Corporation's Common Stock at the close of business on April 7, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Each of you is invited to attend the Annual Meeting in person if possible. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

                                        By Order of the Board of Directors



                                        Bernard P. Aldrich
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

April 17, 2000


--------------------------------------------------------------------------------
            WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
         PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                               RIMAGE CORPORATION
                          7725 Washington Avenue South
                          Minneapolis, Minnesota 55439
                                 (612) 944-8144

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                             SOLICITATION OF PROXIES

         The accompanying Proxy is solicited on behalf of the Board of Directors of Rimage Corporation (the "Company" or "Rimage") for use at the Annual Meeting of Shareholders to be held on May 10, 2000, at 3:30 p.m. at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Shareholders' Meeting and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit proxies for the management of the Company by means of mail, telephone or personal calls.

         Shares of the Company's common stock, $.01 par value (the "Common Stock"), represented by proxies in the form solicited, will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and any other matters properly brought before the meeting. Shares voted as a "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

         Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

         Only holders of record of Common Stock at the close of business on April 7, 2000, will be entitled to receive notice of and to vote at the meeting. On April 7, 2000, the Company had 8,510,601 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

         So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, is being furnished to each shareholder with this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about April 17, 2000.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         Six persons have been nominated for election at the annual meeting:
Bernard P. Aldrich, Ronald R. Fletcher, George E. Kline, Richard F. McNamara, James L. Reissner and David J. Suden. Each nominee is currently a director of the Company. All nominees elected at the Annual Meeting will serve until the next Annual Meeting or until their earlier death, resignation, removal, or disqualification. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of the nominees named below as directors, unless otherwise directed. The affirmative vote of a majority of the voting shares represented at the meeting is required for the election of each director. Should any nominee for director become unavailable for any reason, the Proxies will be voted in accordance with the best judgment of the persons named therein. The Board of Directors has no reason to believe that any candidate will be unavailable.

         The following information is furnished with respect to each nominee as of April 6, 2000:


                             PRINCIPAL OCCUPATION AND
   NAME AND AGE        BUSINESS EXPERIENCE FOR PAST FIVE YEARS   DIRECTOR SINCE
   ------------        ---------------------------------------   --------------

Bernard P. Aldrich    Director, Chief Executive Officer and           1996
Age 50                President of Rimage since December 1996.
                      President from January 1995 to December
                      1996 of several manufacturing companies
                      controlled by Activar, Inc., including
                      Eiler Spring, Comfort Ride and Bending
                      Technologies; President from December 1992 to December 1994 of the Color
                      Merchandising Group of Colwell Industries;
                      Various management positions with Advance
                      Machine Company, including Chief Financial
                      Officer and General Manager, from 1973 to
                      1991.

Ronald R. Fletcher    Owner and President of Aurora Service           1987
Age 59                Corporation, a savings and loan holding
                      company, since 1982; Chairman of the
                      Company from November 1992 to February
                      1998 and Chief Executive Officer of the
                      Company from September 1995 to November
                      1996.

George E. Kline       President of Venture Management, Inc., a        1992
Age 63                financial management services company,
                      since 1966; General Partner of Brightstone
                      Capital Ltd., a venture capital firm,
                      since 1985. Director of Stockwalk.com,
                      Inc. and Associated Bank Minnesota.

Richard F. McNamara   Chairman of the Board of the Company since      1987
Age 67                February 1998; Owner of Activar, Inc., a
                      company that provides management services to corporations related to Activar, for more than five years; Owner of or partner in numerous private companies. Director of Venturian Corporation.

James L. Reissner     President of Activar, Inc., since January       1998
Age 60                1996 and Chief Financial Officer of
                      Activar from 1992 until becoming
                      President. Acted in various management and financial management capacities during the past twenty years, including Managing
                      Director of the Minnesota Region of First
                      Bank Systems, Inc. until 1990. Director of
                      Intek, Inc.

David J. Suden        Chief Technology Officer of Rimage since        1995
Age 53                December 1996 and a director since
                      September 1995; President of Rimage from
                      October 1994 through November 1996; Vice
                      President - Development and Operations of
                      Rimage from February 1991 to October 1994.

         The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

BOARD COMMITTEES AND ACTIONS

         During calendar year 1999, the Board of Directors met five times. The Board of Directors has a Compensation Committee and an Audit Committee. During 1999, the Compensation Committee met three times and the Audit Committee met twice. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and senior management of the Company. The Compensation Committee also administers the Company's 1992 Stock Option Plan. The current members of the Compensation Committee are Mr. Kline, Mr. Reissner and Mr. McNamara. The Audit Committee reviews the internal and external financial reporting of the Company, and reviews the scope of the independent audit. The members of the Audit Committee are Mr. Kline and Mr. Reissner. The Board of Directors does not have a nominating committee. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he served during 1999.

         Directors currently receive a fee of $2,500 for each meeting of the Board of Directors which they attend. The Company has also granted directors nonqualified stock options under its 1992 stock option plan to purchase 15,000 shares in each of the past few years. The following chart shows the options granted to directors during 1999. Each option has an exercise price of $10.00 and vests as to one-third of the shares on the date of grant, one-third of the shares on December 31, 1999 and one-third of the shares on December 31, 2000.


               DIRECTOR                               NUMBER OF SHARES
               --------                               ----------------
         Bernard P. Aldrich                                15,000
         George E. Kline                                   15,000
         Richard F. McNamara                               15,000
         James L. Reissner                                 15,000
         David J. Suden                                    15,000

         The Company pays consulting fees to James Reissner, a director of the Company, for financial consulting services he provides to the Company. During the year ended December 31, 1999, the Company paid Mr. Reissner $75,000 under such arrangement.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS AS SET FORTH IN PROPOSAL 1.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Current executive officers of the Company who are not also directors include the following:

         Kenneth J. Klinck, 53, started with the Company in June 1997 and has been Vice President, Sales and Marketing of the Company since September 1997. For the thirty-one years prior to joining the Company, Mr. Klinck was with Advance Machine Company, as Vice President of International Operations since October 1992, and prior to that time as President of Advance Machine's European Operations.

         Robert Wolf, 31, started with the Company in September 1997 and has been Treasurer of the Company since January 2000. From March 1995 until joining the Company, Mr. Wolf was a CPA and audit manager with Deloitte & Touche LLP. From December 1991 until March 1995, Mr. Wolf was a CPA with House, Nezerka & Froelich PA.

                 PROPOSAL II -- APPROVAL OF THE AMENDMENT TO THE
                           COMPANY'S STOCK OPTION PLAN

INTRODUCTION

         On April 14, 2000, the Company's Board of Directors approved, subject to shareholder approval, amendments to the Company's 1992 Stock Option Plan (the "Plan") that will (i) increase the number of shares reserved for issuance under the plan by 375,000 shares, (ii) extend the termination date of the Plan to May 10, 2010, and (iii) limit to 100,000 the aggregate number of options that may be granted to any single participant under the plan in a manner designed to comply with exemptions under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to promote the growth and profitability of the Company by providing its employees and directors with an incentive to achieve long-term corporate objectives, to attract and retain employees and directors of outstanding competence, and to provide such employees and directors with an equity interest in the Company.

         Although the current reservation under the Plan for issuance under options is 1,500,000 shares, at March 31, 2000 there remained only 61,483 shares available for future grant. Stock options are a primary ingredient in the compensation packages for both executive and technical personnel. Without the ability to grant additional options, the Board of Directors of the Company does not believe that it would have the appropriate tools to attract and retain these personnel. The Board of Directors is recommending the amendment to the Plan to provide enough authorization to cover anticipated option grants for the next several years.

         The Plan currently provides that the ability of the Company to grant additional options under the Plan expires on September 24, 2002. The Company intends to continue to grant options for the foreseeable future. Accordingly, the Board has proposed, and is recommending to shareholders, that the term of the plan be extended to May 10, 2010 -- ten years after the shareholders' meeting.

         The proposed amendments would also limit 100,000, the number of options that may be granted to any single individual during a fiscal year. This amendment is proposed to cause the Plan to qualify for an exemption under
Section 162(m) of the Code. If the Plan qualifies for such an exemption, income created by options granted to executive officers under the Plan would not be included in income paid to the executive for purposes of determining whether the Company is entitled to a deduction for the executive's income from the Company that exceeds $1,000,000. If an executive's income from the Company exceeds such amount and an exemption is not available under Section 162(m), the Company would not be entitled to a deduction for compensation in excess of such amount paid to the executive. Although the Company does not have any present intentions of granting fixed or cash compensation to an executive that would cause annual income attributable to the Company to exceed $1,000,000, certain stock related benefits, such as stock options, could create income that would normally be deductible by the Company but would be excluded from deduction if an exemption from Section 162(m) does not apply. Accordingly, the Board of Directors believes that an amendment designed to qualify the Plan for an exemption under Section 162(m) is in the best interests of the Company.

SUMMARY OF THE PLAN

         The Plan is administered by the Compensation Committee of the Board (the "Committee"). The Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards to be granted and the number of shares of Common Stock covered by such awards, to set the terms and conditions of such awards, to determine whether the payment of any amounts received under any award shall or may be deferred, and to establish rules for the administration of the Plan.

         The Plan permits the granting of incentive stock options meeting the requirements of Section 422 of the Code, and stock options that do not meet such requirements (non-qualified stock options). No option under the plan may have a term of more than ten years. The exercise price per share under any incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date of the grant of such option or other award. Any person who holds more than 10% of the Company's Common Stock may not receive an incentive option that has a term longer than five years of an exercise price of less than 110% of the fair market value on the date of grant. Determinations of fair market value under the Plan are made in accordance with methods and procedures established by the Committee.

          Any employee, officer, director, consultant or independent contractor of the Company and its affiliates selected by the Committee is eligible to receive an option under the Plan. No option granted under the Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will or the laws of descent and distribution, except that the Committee may permit the designation of a beneficiary. Each option is exercisable, during such individual's lifetime, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative.

         The Board of Directors may amend, alter or discontinue the Plan at any time, provided that shareholder approval must be obtained for any such action that would (a) increase the number of shares available for issuance or sale pursuant to the plan, (b) change the classification of persons eligible to participate in the Plan, or (c) materially increase the benefits accruing to participants under the Plan. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any option agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect. The Committee may waive any condition of, or rights of the Company under any outstanding award, prospectively or retroactively, but the Committee may not amend or terminate any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

         The grant of an option is not expected to result in any taxable income to the recipient. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction in the same amount. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

         THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMMON STOCK REPRESENTED AT THE ANNUAL MEETING AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL OF THE AMENDMENTS TO THE OPTION PLAN DESCRIBED ABOVE. PROXIES WILL BE VOTED IN FAVOR OF SUCH PROPOSAL UNLESS OTHERWISE INDICATED. THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE OPTION PLAN AS DESCRIBED ABOVE.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") is currently comprised of Mr. Kline, Mr. Reissner and Mr. McNamara. The Committee reviews and makes recommendations to the Board of Directors regarding the salaries, compensation and benefits of executive officers and senior management of the Company.

         The Company's policy with respect to the compensation of executive officers is based upon the following principals: (1) executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel and (2) variable compensation should be established to provide incentive to improve performance and shareholder value. In determining executive officers' annual compensation, the Committee considers the overall performance of the Company, as well as the particular executive officer's position at the Company and the executive officer's performance on behalf of the Company. Rather than applying a formulaic approach to determining annual compensation, the Committee uses various surveys of executive compensation for companies of a similar size in comparable industries as a basis for determining competitive levels of cash compensation.

         During 1999, salaries of executive officers, including the Company's Chief Executive Officer, were set at levels that recognized increased salary rates in the industry. The Company believes that such salaries approximate the salaries of similarly situated individuals at comparable companies.

         Executive officers are also eligible for discretionary bonuses, which the Board of Directors awards based upon the Company's overall performance and the contribution to such performance made by the executive officers' areas of responsibility. For 1999, the Compensation Committee established performance goals upon which cash bonuses would be established. Based upon realization of such goals, the Compensation Committee and the Board granted Mr. Aldrich a $100,000 bonus for 1999. The Compensation Committee is establishing specific performance goals for 2000 upon which cash bonuses will be established.

         The Company provides long-term incentive to its executives, and ties a portion of executive compensation to Company performance, through grants of stock options under the Company's 1992 Stock Option Plan. During 1999, the Company granted Mr. Aldrich an option to purchase 15,000 shares. The Compensation Committee, and the Board of Directors as a whole, believed that it was important to provide Mr. Aldrich a significant incentive to improve the performance of the Company and the performance of its common stock in the market.

         The Compensation Committee believes that the objectives of the Company's compensation policy in providing fixed compensation to management adequate to avoid attrition and providing variable compensation in amounts and forms that encourage generation of value for shareholders were achieved during 1999.

                                        By the Compensation Committee:

                                        Richard F. McNamara
                                        George E. Kline
                                        James L. Reissner

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for each of the past three fiscal years earned by the Chief Executive Officer and by the other executive officers of the Company whose salary and bonus earned for 1999 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                    -------------------------------------------
                                      ANNUAL COMPENSATION                  AWARDS                PAYOUTS
                           -------------------------------------------------------------   --------------------
                                                         OTHER
                                                         ANNUAL     RESTRICTED                       ALL OTHER
   NAME AND PRINCIPAL                                    COMPEN-      STOCK      OPTIONS    LTIP      COMPEN-
        POSITION           YEAR    SALARY     BONUS     SATION(1)     AWARDS       (4)     PAYOUTS   SATION(2)
------------------------   ----   --------   --------   ---------   ----------   -------   -------   ----------
Bernard P. Aldrich         1999   $206,000   $100,700   $  12,500      --         15,000     --      $    5,000
Chief Executive Officer    1998    182,478     75,613       6,000      --         28,125     --           5,000
and President              1997    162,231     25,525       4,000      --        225,000     --              --

David J. Suden             1999    186,000    100,630      12,500      --         15,000     --           4,750
Chief Technology           1998    166,375     70,578       6,000      --         28,125     --           4,298
Officer                    1997    151,625     12,990       4,000      --         37,125     --           4,076

Kenneth J. Klinck          1999    165,020     35,574          --      --          7,500     --           3,773
Vice President-- Sales     1998    152,458     25,525          --      --         22,500     --           2,312
and Marketing              1997     79,500     11,146          --      --         56,250     --              --

--------------------
(1) Represents directors' fees.
(2) Represents the Company's matching contributions under its 401(k) retirement savings plan.

STOCK OPTIONS

         The Company maintains a 1992 Stock Option Plan (the "Plan"). The Company may grant incentive stock options or nonqualified stock options to executive officers, directors and other employees and consultants of the Company under the Plan. The following table sets forth information with respect to options granted to the named executive officers in 1999:

                              OPTION GRANTS IN 1999

                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                               ASSUMED ANNUAL RATES OF STOCK
                                                  % OF TOTAL     EXERCISE   PRICE APPRECIATION FOR OPTION TERM
                                                    OPTIONS        PRICE                   (1)
                                                  GRANTED TO       PER      -----------------------------------
                                   OPTIONS         EMPLOYEES      ($/SH)    EXPIRATION
            NAME               GRANTED (#)(2)       IN 1998                    DATE        5%($)       10%($)
----------------------------  -----------------  -------------   --------   -----------  ----------   ---------
Bernard P. Aldrich                 15,000             9.7 %      $  10.00     3/02/09      94,334      239,061
David J. Suden                     15,000             9.7           10.00     3/02/09      94,334      239,061
Kenneth J. Klinck                   7,500             4.8           10.00     3/02/09      47,167      119,531

----------
(1) These amounts represent the realizable value of the subject options ten years from the date of grant (the term of each option), without discounting to present value, assuming appreciation in the market value of the Company's common stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

The following table provides information with respect to stock options held at December 31, 1999, by the named executive officers.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                         YEAR AND YEAR-END OPTION VALUES


                                                                                    VALUE OF UNEXERCISED IN-THE-
                        SHARES                         NUMBER OF UNEXERCISED          MONEY OPTIONS AT YEAR-END
                       ACQUIRED        VALUE          OPTIONS AT YEAR-END (#)                  ($) (2)
       NAME           ON EXERCISE   REALIZED(1)      EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
-------------------   -----------   ------------  -------------------------------   -----------------------------
Bernard P. Aldrich      22,500        $288,758             240,625       5,000      $    2,121,667    $  3,333
David J. Suden          45,000         344,981             128,125       5,000           1,071,667       3,333
Kenneth J. Klinck           --              --              83,750       2,500             713,520       6,250

------------------------------

(1) Represents the difference between the option exercise price and the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise.

(2) Based on the difference between the December 31, 1999 closing price of $10.67 per share as reported on The Nasdaq Stock Market and the exercise price of the options.

RETIREMENT SAVINGS PLAN

         Rimage adopted a profit sharing and savings plan in 1991 under Section 401(k) of the Internal Revenue Code, which allows employees to contribute up to 16% of their pre-tax income to the plan. The 401(k) Plan includes a discretionary matching contribution by the Company. These discretionary contributions totaled $142,957, $123,621 and $137,150 in 1999, 1998 and 1997,
respectively.

CERTAIN TRANSACTIONS

         Rimage leases approximately 43,000 square feet of office, manufacturing and warehouse space from a corporation owned by Messrs. Fletcher and McNamara, pursuant to a lease dated September, 1998. The lease expires on September 30, 2003. Rent is approximately $426,000 per year, including a pro rata share of operating costs.

                                PERFORMANCE GRAPH

         The Company's common stock is quoted on The Nasdaq National Market. The following graph shows changes during the period from December 31, 1995 to December 31, 1999, in the value of $100 invested in: (1) the Nasdaq National Market Index (US); (2) Nasdaq Non-Financial Stocks Index and (3) the Company's common stock. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.


                                  [LINE CHART]


   ---------------------------- -------- -------- -------- -------- --------
                                12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
   ---------------------------- -------- -------- -------- -------- --------
   Nasdaq National Market Index $100.00   $123.04  $150.76  $212.44  $383.80
   ---------------------------- -------- -------- -------- -------- --------
   Nasdaq Non-Financial Stocks  $100.00   $121.47  $142.25  $108.48  $401.67
   ---------------------------- -------- -------- -------- -------- --------
   Rimage Corporation           $100.00   $ 37.71  $ 88.12  $245.92  $314.77
   ---------------------------- -------- -------- -------- -------- --------

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth as of March 31, 2000, the number of shares of Common Stock beneficially owned by (i) each person who is the beneficial owner of more than five percent of the outstanding shares of the Company's common stock, (ii) each executive officer of the Company named in the Summary Compensation Table herein, (iii) each director, and (iv) all executive officers and directors as a group.

                                                      NUMBER OF SHARES       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED (1)    OUTSTANDING
------------------------------------               ----------------------    -----------
Ronald R. Fletcher(2) .........................            458,437               5.3%
4125 Parkglen Court N.W.
Washington, D.C. 20007

Richard F. McNamara............................          1,005,175              11.8%
7808 Creekridge Circle
Minneapolis, MN 55439

George E. Kline (3)............................            789,625               9.4%
4750 IDS Center
Minneapolis, MN 55402

Bernard P. Aldrich (4).........................            270,325               3.2%
7725 Washington Ave. So.
Minneapolis, MN 55439

David J. Suden ................................            177,625               2.1%
7725 Washington Ave. So.
Minneapolis, MN 55439

James L. Reissner..............................            194,350               2.3%
7808 Creekridge Circle
Minneapolis, MN 55439

Kenneth J. Klinck..............................             84,800               1.0%

All executive officers and directors as a group
     (8 persons) ..............................          2,998,557              32.2%

--------------------
*    Less than one percent

(1) Includes shares which could be purchased within 60 days upon the exercise of the following stock options, Mr. Fletcher, 240,750 shares; Mr. McNamara, 133,750 shares; Mr. Kline, 77,500 shares; Mr. Aldrich, 218,125 shares; Mr. Suden, 53,125 shares ; Mr. Reissner, 156,250; Mr. Klinck, 68,750 and all directors and executive officers as a group, 961,700 shares.

(2)  Includes 1,875 shares held as custodian for a minor child.

(3) Includes 247,500 shares which are owned by limited partnerships that are managed by a limited liability company for which Mr. Kline is a Managing Partner. Mr. Kline has no voting or investment power with respect to such shares and disclaims beneficial ownership. Includes 285,750 shares which are held by Venture Management, Inc. Profit Sharing Plan and Trust of which Mr. Kline is trustee and sole beneficiary.

(4)  Includes 450 shares held as custodian for minor children.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1999.

         Based upon information provided by officers and directors of the Company, the Company believes that all officers, directors and 10% shareholders filed all reports on a timely basis in the 1999 fiscal year.

       PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of KPMG LLP as independent auditors for the fiscal year ending December 31, 2000. The firm of KPMG LLP has served as the Company's auditors since 1989. A representative of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareholders.

         All proxies received in response to this solicitation will be voted in favor of the ratification of the appointment of the independent auditors, unless other instructions are indicated thereon. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting and voting on the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS AS SET FORTH IN PROPOSAL 3.

                  SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

         Any shareholder wishing to include a proposal in the Company's proxy solicitation materials for its next annual meeting of shareholders must submit such proposal for consideration in writing to the Secretary of the Company at its principal executive offices, Rimage Corporation, 7725 Washington Avenue South, Minneapolis, MN 55439, no later than December 19, 2000.

         Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, or in order for a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting, or nominate the director, no later than December 19, 2000. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws.

         Management will use discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) such proposal or nominee has been properly omitted from the Company's proxy materials under federal securities laws; (ii) notice of such proposal or nominee was not submitted to the Secretary of the Company at the address listed above by December 19, 2000; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal or elect the nominee.

                                 OTHER BUSINESS

         At the date of this Proxy Statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such makers.


                                        By Order of the Board of Directors



                                        Bernard P. Aldrich
                                        PRESIDENT AND CHIEF EXECUTIVE OFFICER

Minneapolis, Minnesota
April 17, 2000

                               RIMAGE CORPORATION

                        ANNUAL MEETING OF SHAREHOLDERS

                            WEDNESDAY, MAY 10, 2000
                                   3:30 P.M.

                         MINNEAPOLIS MARRIOTT SOUTHWEST
                               5801 OPUS PARKWAY
                              MINNETONKA, MN 55343



--------------------------------------------------------------------------------


RIMAGE CORPORATION
7725 WASHINGTON AVENUE SOUTH
MINNEAPOLIS, MINNESOTA 55439                                               PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Bernard P. Aldrich and David J. Suden and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rimage Corporation, to be held on May 10, 2000, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting.






             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.


                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                      \/ PLEASE DETACH HERE \/


-------                                                                                                                      -------

                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of directors:     01 Bernard P. Aldrich    04 Richard F. McNamara   [ ] Vote FOR             [ ] Vote WITHHELD
                              02 Ronald R. Fletcher    05 James Reissner            all nominees             from all nominees
                              03 George E. Kline       06 David J. Suden            (except as marked)

                                                                                ----------------------------------------------------
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                ----------------------------------------------------

2. Approval of Amendments to 1992 Stock Option Plan.                            [ ]For        [ ] Against       [ ] Abstain

3. Ratification of KPMG Peat Marwick LLP as Independent Auditors of Rimage
   and its subsidiaries.                                                        [ ]For        [ ] Against       [ ] Abstain

4. To vote with discretionary authority on any other matter that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS
MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE DIRECTORS NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3.


Address Change? Mark Box   [ ]   Indicate changes below:
                                                                                     Date _____________________________________

                                                                                ----------------------------------------------------



                                                                                ----------------------------------------------------

                                                                                Signature(s) in Box
                                                                                When shares are held by joint tenants, both should
                                                                                sign. When signing as attorney, executor,
                                                                                administrator, trustee or guardian, please give full
                                                                                title as such. If a corporation, please sign in full
                                                                                corporate name by President or other authorized
                                                                                officer. If a partnership, please sign in
                                                                                partnership name by authorized person.


-------                                                                                                                      -------